NEWS RELEASE

Coeur Reports Second Quarter 2018 Results
Chicago, Illinois - July 25, 2018 - Coeur Mining, Inc. (“Coeur” or the “Company”) (NYSE: CDE) today reported second quarter 2018 financial results, which included revenue of $170.0 million, net income of $2.9 million, or $0.02 per share, and adjusted net income1 of $1.1 million, or $0.01 per share. Adjusted EBITDA1 increased 52% year-over-year to $48.4 million while companywide all-in-sustaining costs (“AISC”)1 per average spot equivalent ounce (“AgEqOz”)1 declined 6% year-over-year to $14.65 during the quarter, more than offsetting the impact of lower average realized silver and gold prices.
Cash flow from operating activities was $(1.3) million and free cash flow1 was $(42.5) million during the quarter, which were impacted by approximately $26 million of total investment to support the ongoing ramp-up of operating activities at the new high-grade Silvertip mine in British Columbia and approximately $31 million of Mexican cash income and mining tax payments that were made early in the second quarter.
“Led by our Palmarejo operation, we delivered strong financial and operating performance in the second quarter, which has resulted in an increase to our companywide full-year production guidance ranges and a reduction to our companywide full-year cost guidance ranges,” said Mitchell J. Krebs, Coeur’s President and Chief Executive Officer.
“As we enter the second half of 2018, we are well-positioned to continue delivering on our strategy of successfully discovering, developing and operating high-quality precious metals mines in safe jurisdictions. We anticipate Silvertip will achieve commercial production levels in the third quarter and begin to contribute high-margin production and cash flow. Our higher level of investment in near-mine exploration continues to generate excellent results with important new discoveries at Palmarejo and Kensington and successful resource identification and expansion at Silvertip and Rochester.
“Later this year, we expect to begin upgrading our crushing facility at Rochester to accommodate a high-pressure grinding roll (“HPGR”) unit in the first quarter of 2019, which is expected to unlock significant long-term value for our stockholders by significantly enhancing silver recoveries and by substantially reducing operating costs. Production and cash flow from our Wharf gold operation in South Dakota climbed sharply during the quarter and are expected to further strengthen throughout the remainder of the year, further reinforcing the merits of that acquisition. Finally, we expect mining from Kensington’s high-grade Jualin deposit to positively impact second half production and cost levels.”

Highlights

•
Higher quarterly silver and gold production driven by strong performance at Palmarejo - Companywide silver equivalent[1] production increased 14% year-over-year to 8.8 million ounces. The increase was driven by Palmarejo, where silver equivalent[1] production climbed 40% year-over-year to 4.1 million ounces

•
Higher production and lower costs drove higher revenue, adjusted EBITDA[1] and adjusted EBITDA margin[1] - Quarterly revenue of $170.0 million increased 14% year-over-year. AISC per average spot AgEqOz[1] of $14.65 declined 6% compared to the second quarter of 2017. Adjusted EBITDA[1] increased 52% year-over-year to $48.4 million. Adjusted EBITDA margin[1] for the period improved to 28% compared to 21% during the same period in 2017

•
Operating activities ramping up at high-grade Silvertip silver-zinc-lead operation - Processing rates have averaged approximately 300 tonnes per day in July and are periodically exceeding 500 tonnes per day. During the quarter, the Company made capital expenditures of $19.0 million (including $4.7 million of capitalized drilling) in pre-commercial development and process facility commissioning, bringing first half capital expenditures to $37.7 million. Commercial production is expected to commence during the third quarter

•
Ongoing success from accelerated near-mine exploration investments - Second quarter exploration investment totaled $16.0 million ($6.4 million expensed and $9.6 million capitalized), with over 80% allocated to near-mine targets. Coeur’s results-based exploration efforts are generating positive results and have led to new discoveries at Silvertip, Palmarejo, Kensington and Rochester

•
Enhancements to full-year 2018 guidance ranges - As published on July 9, 2018, full-year 2018 production guidance was increased from 36.0 - 39.4 million AgEqOz[1] to 37.3 - 40.5 million AgEqOz[1] due to the strong first half performance at Palmarejo. As a result, the Company has reduced both Palmarejo’s cost guidance and companywide AISC guidance for 2018. Full-year capital expenditure guidance has been increased primarily (i) to adjust for anticipated timing of Silvertip achieving commercial production and (ii) to reflect additional underground development investments at Palmarejo to access new ore sources. The Company has also increased full-year exploration expense guidance to incorporate additional planned investments in its near-mine exploration programs during the second half of 2018

Financial and Operating Highlights (Unaudited)

(Amounts in millions, except per share amounts, gold ounces produced & sold, and per-ounce metrics)	2Q 2018	1Q 2018	4Q 2017	3Q 2017	2Q 2017
Revenue	$170.0	$163.3	$214.6	$159.9	$149.5
Costs Applicable to Sales	$108.2	$99.3	$122.0	$101.6	$102.2
General and Administrative Expenses	$7.7	$8.8	$9.2	$7.3	$7.0
Net Income (Loss)	$2.9	$0.7	$14.3	$(11.7)	$(10.0)
Net Income (Loss) Per Share	$0.02	$0.00	$0.08	$(0.06)	$(0.06)
Adjusted Net Income (Loss)[1]	$1.1	$0.7	$14.1	$(15.3)	$(1.3)
Adjusted Net Income (Loss)[1] Per Share	$0.01	$0.00	$0.08	$(0.09)	$(0.01)
Weighted Average Shares Outstanding	187.5	187.6	187.0	179.3	179.2
EBITDA[1]	$42.1	$49.4	$69.6	$38.6	$23.4
Adjusted EBITDA[1]	$48.4	$49.5	$77.0	$40.2	$31.9
Cash Flow from Operating Activities	$(1.3)	$15.5	$91.8	$37.3	$24.1
Capital Expenditures	$41.2	$42.3	$47.1	$29.0	$37.1
Free Cash Flow[1]	$(42.5)	$(26.8)	$44.8	$8.3	$(13.0)
Cash, Equivalents & Short-Term Investments	$123.5	$159.6	$192.0	$195.7	$201.0
Total Debt[2]	$419.7	$414.0	$411.3	$288.7	$284.6
Average Realized Price Per Ounce – Silver	$16.48	$16.70	$16.57	$16.86	$16.95
Average Realized Price Per Ounce – Gold	$1,241	$1,268	$1,224	$1,240	$1,206
Silver Ounces Produced	3.2	3.2	3.7	3.0	2.7
Gold Ounces Produced	94,052	85,383	118,756	93,293	82,819
Silver Equivalent Ounces Produced[1]	8.8	8.3	10.8	8.6	7.7
Silver Ounces Sold	3.2	3.2	3.8	2.9	2.7
Gold Ounces Sold	94,455	87,153	123,564	89,972	86,194
Silver Equivalent Ounces Sold[1]	8.9	8.4	11.1	8.3	7.9
Silver Equivalent Ounces Sold (Average Spot)[1]	10.7	10.1	13.2	9.7	9.0
Adjusted CAS per AgEqOz[1]	$9.44	$9.69	$9.43	$11.05	$12.02
Adjusted CAS per Average Spot AgEqOz[1]	$8.26	$8.48	$8.35	$9.90	$10.96
Adjusted CAS per AuEqOz[1]	$1,028	$955	$800	$843	$860
Adjusted AISC per AgEqOz[1]	$17.62	$17.20	$14.45	$17.35	$17.81
Adjusted AISC per Average Spot AgEqOz[1]	$14.65	$14.33	$12.26	$14.79	$15.58

Financial Results
Revenue for the second quarter was $170.0 million, 4% higher than the first quarter on increased metal sales, which offset slightly lower average realized silver and gold prices of $16.48 and $1,241 per ounce, respectively. Year-over-year, revenue increased 14%, also the result of higher metal sales that offset lower average realized prices. Silver sales contributed 31% of revenue during the second quarter and gold sales contributed 69%. The Company’s U.S. operations accounted for approximately 58% of second quarter revenue, comparable to the first quarter.
Average realized gold prices during the second quarter were impacted by the sale of 9,834 gold ounces at a price of $800 per ounce pursuant to Palmarejo’s gold stream agreement.
Costs applicable to sales were $108.2 million for the quarter, 9% and 6% higher quarter-over-quarter and year-over-year, respectively, as a result of higher metal sales. General and administrative expenses were $7.7 million, 13% lower than the first quarter due to lower professional service costs and 10% higher year-over-year due primarily to higher employee-related expenses.
Quarterly interest expense, net of capitalized interest, was unchanged compared to the prior quarter. The increase compared to the second quarter of 2017 is due to the amounts drawn on the Company’s $200 million revolving credit facility to partially fund the Silvertip acquisition.
Second quarter capital expenditures of $41.2 million were relatively unchanged quarter-over-quarter. The percentage attributable to sustaining capital expenditures, driven by the Company’s Palmarejo and Kensington underground mining operations, increased from 46% in the first quarter to 57% in the second quarter. Capital expenditures at Silvertip accounted for an additional $19.0 million (including $4.7 million of capitalized exploration), or 46% of total companywide capital expenditures.

Operations
Highlights of second quarter 2018 results for each of the Company’s operations are provided below.
Palmarejo, Mexico

(Dollars in millions, except per ounce amounts)	2Q 2018	1Q 2018	4Q 2017	3Q 2017	2Q 2017
Tons milled	344,073	359,893	389,524	413,086	335,428
Average silver grade (oz/t)	6.86	6.88	6.92	5.53	4.98
Average gold grade (oz/t)	0.11	0.10	0.10	0.08	0.08
Average recovery rate – Ag	87.5%	81.4%	87.0%	83.6%	87.3%
Average recovery rate – Au	89.9%	80.4%	92.0%	83.1%	91.1%
Silver ounces produced (000’s)	2,066	2,013	2,346	1,908	1,457
Gold ounces produced	33,702	29,896	37,537	28,948	24,292
Silver equivalent ounces produced[1] (000’s)	4,088	3,807	4,600	3,644	2,914
Silver ounces sold (000’s)	2,092	2,031	2,343	1,794	1,484
Gold ounces sold	31,207	30,888	38,953	26,554	25,191
Silver equivalent ounces sold[1] (000’s)	3,964	3,884	4,681	3,387	2,996
Silver equivalent ounces sold[1] (average spot) (000’s)	4,557	4,479	5,331	3,809	3,324
Metal sales	$70.7	$70.0	$83.2	$60.7	$53.2
Costs applicable to sales	$30.3	$31.1	$36.0	$33.3	$33.9
Adjusted CAS per AgEqOz[1]	$7.64	$8.01	$7.54	$9.76	$11.21
Adjusted CAS per average spot AgEqOz[1]	$6.64	$6.94	$6.64	$8.68	$10.11
Exploration expense	$3.2	$4.0	$2.7	$4.5	$3.1
Cash flow from operating activities	$1.3	$27.3	$52.1	$18.5	$18.8
Sustaining capital expenditures (excludes capital lease payments)	$9.5	$9.3	$4.9	$6.5	$6.1
Development capital expenditures	$—	$—	$2.1	$(1.0)	$5.1
Total capital expenditures	$9.5	$9.3	$7.0	$5.5	$11.2
Free cash flow[1]	$(8.2)	$18.0	$45.1	$13.0	$7.6

•
Second quarter silver equivalent[1] production increased 7% quarter-over-quarter and 40% year-over-year to 4.1 million ounces due to the continued benefit of higher-than-projected grades at Independencia

•
Silver and gold grades, consistent with the first quarter and 38% higher year-over-year, offset lower mining rates attributable to the ongoing installation of ground support. During the second half of the year, these underground improvements are expected to facilitate a return to steady-state mining rates while expected lower grade stopes are mined

•	Adjusted CAS of $6.64 per average spot AgEqOz[1] were 4% lower than the first quarter and 34% lower year-over-year and continued to track below initial full-year 2018 guidance of $9.25 - $9.75

•
The new on-site absorption, desorption, and recovery ("ADR") plant began processing run-of-mine and carbon inventory, which was stockpiled in the first quarter. Second quarter average recovery rates normalized as this inventory was processed. Through mid-July, the ADR plant has generated estimated savings of over $4.1 million in reduced refinery and freight costs and carbon purchases, recovering its upfront investment in roughly two months

•
Exploration expense declined 20% quarter-over-quarter as focus shifted to development towards the La Nación deposit, located between the Independencia and Guadalupe underground mines. The Company anticipates reaching the ore body in early 2019 with La Nación contributing approximately 400 tons per day (“tpd”) of mill feed once production has ramped up

•
Negative free cash flow[1] of $8.2 million reflected the payment of $31 million in cash income and mining taxes in early April, of which $17 million related to 2017 earnings and $14 million were payments related to year-to-date earnings. Total cash income and mining tax payments in Mexico this year are expected to be $40 - $45 million

•
Approximately 32% of Palmarejo's gold sales in both the second quarter and first half of 2018 (or 9,834 and 19,739 ounces, respectively) were to Franco-Nevada at a price of $800 per ounce. The Company anticipates a similar percentage of Palmarejo's gold sales to be to Franco-Nevada in the second half of 2018

•
As published on July 9, 2018, the Company increased Palmarejo’s full-year production guidance to 7.5 - 7.9 million ounces of silver and 115,000 - 120,000 ounces of gold from 6.5 - 7.1 million ounces of silver and 110,000 - 115,000 ounces of gold. Cost guidance has been revised lower from CAS per AgEqOz[1] of $9.25 - $9.75 to $8.00 - $8.50 on an average spot equivalent basis and from $10.50 - $11.00 to $9.00 - $9.50 on a 60:1 silver equivalent basis

Rochester, Nevada

(Dollars in millions, except per ounce amounts)	2Q 2018	1Q 2018	4Q 2017	3Q 2017	2Q 2017
Ore tons placed	4,083,028	4,351,131	4,171,451	4,262,011	4,493,100
Average silver grade (oz/t)	0.53	0.54	0.50	0.53	0.53
Average gold grade (oz/t)	0.004	0.003	0.003	0.004	0.003
Silver ounces produced (000’s)	1,125	1,157	1,361	1,070	1,156
Gold ounces produced	12,273	11,487	18,995	10,955	10,745
Silver equivalent ounces produced[1] (000’s)	1,861	1,846	2,500	1,727	1,801
Silver ounces sold (000’s)	1,097	1,119	1,457	1,050	1,135
Gold ounces sold	12,030	11,163	20,002	10,390	10,658
Silver equivalent ounces sold[1] (000’s)	1,819	1,789	2,658	1,674	1,774
Silver equivalent ounces sold[1] (average spot) (000’s)	2,048	2,004	2,969	1,839	1,913
Metal sales	$33.7	$33.5	$49.7	$31.2	$32.8
Costs applicable to sales	$24.5	$24.3	$34.0	$23.3	$24.2
Adjusted CAS per AgEqOz[1]	$13.36	$13.33	$12.77	$13.69	$13.54
Adjusted CAS per average spot AgEqOz[1]	$11.87	$11.89	$11.37	$12.46	$12.56
Exploration expense	$0.2	$—	$0.5	$0.5	$0.3
Cash flow from operating activities	$6.0	$3.4	$26.1	$1.6	$(1.1)
Sustaining capital expenditures (excludes capital lease payments)	$0.4	$0.5	$0.9	$0.5	$1.1
Development capital expenditures	$0.3	$2.1	$5.9	$9.2	$12.7
Total capital expenditures	$0.7	$2.6	$6.8	$9.7	$13.8
Free cash flow[1]	$5.3	$0.8	$19.3	$(8.1)	$(14.9)

•	Total tons placed decreased quarter-over-quarter and year-over-year due to fewer run-of-mine tons placed

•
Quarterly silver equivalent[1] production of 1.9 million ounces was slightly higher than the prior period and the second quarter of 2017. Higher production during the second half is expected to be driven by the ongoing ramp up of the Stage IV leach pad and continued placement of higher grade gold ore

•	Second quarter adjusted CAS per average spot AgEqOz[1] of $11.87 was level with the prior quarter, 5% lower year-over-year and remained below the full-year 2018 guidance range of $12.00 - $12.50

•
Free cash flow[1] during the second quarter was $5.3 million, reflecting the normalization of leach pad and metal inventory as well as significantly lower capital expenditures of $0.3 million. This compares to capital expenditures of $2.1 million in the prior quarter and $13.8 million during the same period in 2017. Free cash flow[1] is expected to increase further in the second half of the year

•
Rochester’s adoption of HPGR technology remains on-schedule. The Company expects to begin crusher upgrades later this year, including the installation of an initial HPGR crusher unit early next year while it decommissions an existing, smaller crusher facility later this year. Silver recoveries are expected to improve beginning as early as the second quarter of 2019

•
The Company is maintaining Rochester’s full-year 2018 production guidance of 4.2 - 4.7 million ounces of silver and 45,000 - 50,000 ounces of gold. The Company is also maintaining cost guidance of CAS per AgEqOz[1] of $13.25 - $13.75 on a 60:1 silver equivalent basis and $12.00 - $12.50 on an average spot equivalent basis

Wharf, South Dakota

(Dollars in millions, except per ounce amounts)	2Q 2018	1Q 2018	4Q 2017	3Q 2017	2Q 2017
Ore tons placed	1,075,820	1,076,395	1,124,785	1,150,308	993,167
Average gold grade (oz/t)	0.023	0.022	0.029	0.029	0.024
Gold ounces produced	22,507	17,936	27,292	25,849	21,358
Silver ounces produced (000’s)	13	12	16	15	13
Gold equivalent ounces produced[1]	22,729	18,133	27,560	26,096	21,568
Silver ounces sold (000’s)	14	11	16	14	11
Gold ounces sold	23,053	17,339	28,975	23,855	21,314
Gold equivalent ounces sold[1]	23,282	17,522	29,256	24,085	21,495
Metal sales	$29.8	$23.4	$37.3	$31.3	$27.0
Costs applicable to sales	$19.3	$15.3	$19.9	$17.3	$15.8
Adjusted CAS per AuEqOz[1]	$824	$870	$682	$719	$737
Exploration expense	$—	$—	$0.1	$0.2	$—
Cash flow from operating activities	$11.5	$(1.4)	$17.2	$15.0	$8.8
Sustaining capital expenditures (excludes capital lease payments)	$1.2	$0.3	$1.6	$1.8	$1.5
Development capital expenditures	$—	$—	$1.7	$1.3	$—
Total capital expenditures	$1.2	$0.3	$3.3	$3.1	$1.5
Free cash flow[1]	$10.3	$(1.7)	$13.9	$11.9	$7.3

•
As anticipated, quarterly gold production improved to 22,507 ounces, 25% higher quarter-over-quarter and 5% year-over-year, due to timing of leach pad recoveries. While average grade is expected to remain relatively unchanged throughout the second half of the year, sustained higher mining and crushing rates are expected to drive higher production levels

•	Higher production compared to the prior quarter drove a 5% reduction in adjusted CAS per AuEqOz[1] of $824, below the full-year 2018 guidance range of $850 - $900

•
Wharf generated $10.3 million of free cash flow[1] during the second quarter. This was driven by higher production and the normalization of leach pad and metal inventory. Free cash flow[1] is expected to remain strong for the remainder of the year

•	The Company is maintaining Wharf’s full-year production and cost guidance of 85,000 - 90,000 ounces of gold at CAS per AuEqOz[1] of $850 - $900

Kensington, Alaska

(Dollars in millions, except per ounce amounts)	2Q 2018	1Q 2018	4Q 2017	3Q 2017	2Q 2017
Tons milled	168,751	158,706	167,631	172,038	163,163
Average gold grade (oz/t)	0.16	0.17	0.22	0.17	0.17
Average recovery rate	92.6%	94.0%	92.8%	94.1%	93.2%
Gold ounces produced	25,570	26,064	34,932	27,541	26,424
Gold ounces sold	28,165	27,763	35,634	29,173	29,031
Metal sales	$35.7	$36.3	$44.3	$36.6	$35.6
Costs applicable to sales	$34.2	$28.6	$32.0	$27.7	$28.0
Adjusted CAS per AuOz[1]	$1,195	$1,010	$896	$946	$952
Exploration expense	$1.4	$1.6	$2.8	$3.0	$2.0
Cash flow from operating activities	$3.2	$4.6	$16.8	$9.3	$7.0
Sustaining capital expenditures (excludes capital lease payments)	$9.2	$8.5	$8.0	$6.5	$3.7
Development capital expenditures	$1.5	$2.9	$4.0	$3.6	$4.9
Total capital expenditures	$10.7	$11.4	$12.0	$10.1	$8.6
Free cash flow[1]	$(7.5)	$(6.8)	$4.8	$(0.8)	$(1.6)

•	Second quarter gold production of 25,570 ounces was consistent quarter-over-quarter as anticipated due to lower planned grades related to mine sequencing

•
Adjusted CAS per AuOz[1] of $1,195 was 18% and 26% higher quarter-over-quarter and year-over-year, respectively, due to lower production and higher diesel, consumables, dewatering and drilling costs. Higher grades and production levels in the second half of 2018 are expected to result in lower unit costs

•	Total exploration investment during the quarter was $2.7 million, unchanged quarter-over-quarter, and included $1.4 million of expensed exploration and $1.3 million of capitalized exploration

•
Dewatering efforts at Jualin are expected to be completed in the third quarter and facilitate ramp up of production through year-end. As a result, production for the remainder of 2018 is expected to be weighted towards the latter part of the year

•	Negative free cash flow[1] of $7.5 million resulted from higher operating costs

•	The Company is maintaining Kensington’s full-year production and cost guidance of 115,000 - 120,000 ounces of gold at CAS per AuOz[1] of $900 - $950

Silvertip, British Columbia

•
Mining activities remain focused on underground rehabilitation and development while surface activities are focused on the planning, construction and commissioning of various process optimization projects and infrastructure upgrades

•	Processing rates continued to improve during the second quarter and, in July, rates have averaged approximately 300 tonnes per day and periodically exceeded 500 tonnes per day

•
Silvertip’s initial drilling program of over 40,000 meters (133,000 feet) was completed on-time and under-budget. The Company plans to publish a corresponding exploration update later this month. Drilling results are expected to be included in a NI 43-101 Technical Report anticipated to be filed later this year

•	The Company submitted a permit amendment application to operate at 1,000 metric tonnes per day earlier in the quarter and anticipates receiving approval around year-end

•
The Company is maintaining full-year 2018 production guidance of 1.5 - 2.0 million ounces of silver and 23.0 - 28.0 million pounds of both zinc and lead at CAS per AgEqOz[1] and average spot AgEqOz[1] of $15.00 - $15.50 and $12.00 - $12.50, respectively

Exploration
For the second consecutive quarter, Coeur sustained a higher level of near-mine exploration investment. Up to 18 drill rigs were active at Coeur’s operations and exploration projects during the quarter, including seven at Palmarejo, two at Kensington and six at Silvertip. 84% of the Company’s total quarterly exploration investment was allocated to near-mine opportunities and targets.
Expensed resource expansion drilling totaled $6.4 million during the quarter and was primarily focused on identifying and expanding resources at the Palmarejo and Kensington operations. Drilling activity was also completed at early-stage exploration projects in Nevada, U.S. and Sonora, Mexico.
Capitalized resource infill drilling totaled $9.6 million during the second quarter, nearly double the amount spent in the first quarter and three times the total spent in the second quarter of 2017. The majority of this increase was focused on opportunities at the new Silvertip mine.
The Company invested $6.2 million in resource definition drilling at Silvertip during the second quarter, which has generated better-than-expected results. The Company plans to publish an update on Silvertip’s exploration program in late July and anticipates filing a NI 43-101 Technical Report later this year summarizing the results. Given the success of this initial drilling program, the Company has commenced a $4.0 million second phase of drilling focusing on resource expansion targets.
At Rochester, infill drilling southwest of the pit in the Sunflower area has intercepted significant mineralization within an area previously modeled as inferred resource. Because of this area’s proximity to the pit, anticipated higher grades and shallow mineralization, the Company considers Sunflower to be a potentially significant source of future production.
At Palmarejo, as many as four rigs continued targeting expansion of the Nación and Zapata resources and definition of the recently-discovered Madero and Rampa veins (located immediately west of Guadalupe) and the Jacobo and Portales veins (located immediately east of Guadalupe). Limited drilling also commenced in the Independencia North area, targeting the Hidalgo and Reforma veins in the footwall of the main Independencia structure. It is anticipated the drilling will continue north targeting the new Barrera vein structure. Up to three rigs focused on capitalized, resource conversion drilling at Independencia and Guadalupe. Both expansion and conversion drilling levels are expected to continue at the current accelerated pace throughout the second half of the year.
At Kensington, drilling successfully targeted previously-known, high-grade structures that have the potential to become future sources of higher-grade ore. The Seward vein outcrops on surface approximately 1,900 feet above the Kensington Mine access ramp. Due to the promising mineralization on surface, drilling was completed at ramp level to test for down-dip continuity. So far, two holes have cut the mineralized structure, providing the Company’s exploration team with a solid “planar” target for future drilling from surface. Drilling also tested the lower and upper portions of the Raven structure, where results are encouraging. Deeper zones were drilled within the Kensington Main deposit, referred to as Blocks M and L. While results are pending, these holes have been testing the lower limits of the deposit below sea level. A new drill campaign began in early July at the new Elmira Zone, located above Kensington Main. Historic drilling in the Elmira Zone predated NI 43-101 standards and, as a consequence, infill holes are necessary in order to be in a position to declare resources in the zone. Along with this new zone, the nearby Johnson Vein will be tested and potentially drilled later in the year.

2018 Production Outlook
On July 9, 2018, Coeur’s production guidance was increased to reflect higher expected silver and gold production at Palmarejo due to higher-than-anticipated grades during the first half of the year.

	Silver	Gold	Zinc	Lead	Silver Equivalent[1]
	(K oz)	(oz)	(K lbs)	(K lbs)	(K oz)
Palmarejo	7,500 - 7,900	115,000 - 120,000	—	—	14,400 - 15,100
Rochester	4,200 - 4,700	45,000 - 50,000	—	—	6,900 - 7,700
Kensington	—	115,000 - 120,000	—	—	6,900 - 7,200
Wharf	—	85,000 - 90,000	—	—	5,100 - 5,400
Silvertip	1,500 - 2,000	—	23,000 - 28,000	23,000 - 28,000	4,030 - 5,080
Total	13,200 - 14,600	360,000 - 380,000	23,000 - 28,000	23,000 - 28,000	37,330 - 40,480

2018 Cost Outlook
The Company’s cost guidance has been reduced to account for strong first half cost performance at Palmarejo, timing of anticipated commercial production at Silvertip and accelerated investment in near-mine exploration. Unit cost guidance on a spot equivalent basis remains based on silver-to-gold, -zinc and -lead equivalence ratios of 75:1, 0.09:1 and 0.07:1, respectively.

	Original Guidance (if changed)		Current Guidance
(dollars in millions, except per ounce amounts)	60:1	Spot	60:1	Spot
CAS per AgEqOz[1] – Palmarejo	$10.50 - $11.00	$9.25 -$9.75	$9.00 - $9.50	$8.00 - $8.50
CAS per AgEqOz[1] – Rochester			$13.25 - $13.75	$12.00 - $12.50
CAS per AuOz[1] – Kensington			$900 - $950
CAS per AuEqOz[1] – Wharf			$850 - $900
CAS per AgEqOz[1] – Silvertip			$15.00 - $15.50	$12.00 - $12.50
Capital Expenditures	$120 - $140		$130 - $150
General and Administrative Expenses			$32 - $34
Exploration Expense	$20 - $25		$25 - $30
AISC per AgEqOz[1] from continuing operations	$17.50 - $18.00	$15.00 - $15.50	$17.25 - $17.75	$14.75 - $15.25

Financial Results and Conference Call
Coeur will host a conference call to discuss its second quarter 2018 financial results on July 26, 2018 at 11:00 a.m. Eastern Time.

Dial-In Numbers:        (855) 560-2581 (U.S.)
(855) 669-9657 (Canada)
(412) 542-4166 (International)
Conference ID:        Coeur Mining

Hosting the call will be Mitchell J. Krebs, President and Chief Executive Officer of Coeur, who will be joined by Peter C. Mitchell, Senior Vice President and Chief Financial Officer, Frank L. Hanagarne, Jr., Senior Vice President and Chief Operating Officer, Hans Rasmussen, Senior Vice President of Exploration, and other members of management. A replay of the call will be available through August 9, 2018.

Replay numbers:        (877) 344-7529 (U.S.)
(855) 669-9658 (Canada)
(412) 317-0088 (International)
Conference ID:        101 20 458

About Coeur
Coeur Mining, Inc. is a well-diversified, growing precious metals producer with five mines in North America. Coeur produces from its wholly-owned operations: the Palmarejo silver-gold complex in Mexico, the Silvertip silver-zinc-lead mine in British Columbia, the Rochester silver-gold mine in Nevada, the Kensington gold mine in Alaska, and the Wharf gold mine in South Dakota. In addition, the Company has interests in several precious metals exploration projects throughout North America.

Cautionary Statements
This news release contains forward-looking statements within the meaning of securities legislation in the United States and Canada, including statements regarding Coeur’s strategy of successfully discovering, developing and operating high-quality precious metals mines in safe jurisdictions, anticipated production, costs, expenses, cash flow, expectations regarding Silvertip, including but not limited to, the timing of achieving commercial production, receipt of permits and completion of a technical report, grades, exploration and development efforts, sales of gold under the Palmarejo gold stream agreement, the timing and impact of installation of HPGR units at Rochester, operations at Palmarejo, Rochester, Wharf and Kensington, expected free cash flow, grades, mining rates, crushing rates, recovery rates and taxes. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Coeur’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among others, the risk that expectations regarding Silvertip including the timing of commercial production, obtaining necessary permits, and filing a technical report do not occur on a timely basis or at all, the risk that HPGR units will not be installed at Rochester on a timely basis or the anticipated benefits thereof will not be achieved, the risk that anticipated production, cost, expense, and free cash flow levels are not attained, the risks and hazards inherent in the mining business (including risks inherent in developing large-scale mining projects, environmental hazards, industrial accidents, weather or geologically related conditions), changes in the market prices of gold, silver, zinc and lead and a sustained lower price environment, the uncertainties inherent in Coeur’s production, exploratory and developmental activities, including risks relating to permitting and regulatory delays, ground conditions, grade variability, any future labor disputes or work stoppages, the uncertainties inherent in the estimation of gold and silver reserves, changes that could result from Coeur’s future acquisition of new mining properties or businesses, the loss of any third-party smelter to which Coeur markets its production, the effects of environmental and other governmental regulations, the risks inherent in the ownership or operation of or investment in mining properties or businesses in foreign countries, Coeur’s ability to raise additional financing necessary to conduct its business, make payments or refinance its debt, as well as other uncertainties and risk factors set out in filings made from time to time with the United States Securities and Exchange Commission, and the Canadian securities regulators, including, without limitation, Coeur’s most recent reports on Form 10-K and Form 10-Q. Actual results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. Coeur disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise. Additionally, Coeur undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Coeur, its financial or operating results or its securities.

Christopher Pascoe, Coeur’s Director, Technical Services and a qualified person under Canadian National Instrument 43-101, approved the scientific and technical information concerning Coeur’s mineral projects in this news release. The PEA for the re-scoped mine plan at Rochester referred to in this news release is preliminary in nature and is based in part upon inferred mineral resources, and does not have as high a level of certainty as a plan based solely on proven and probable mineral reserves. Inferred mineral resources are considered too speculative geologically to have the economic considerations applied to them that would enable them to be considered for estimation of mineral reserves and there is no certainty that the results from the preliminary economic assessment will be realized. For a description of the key assumptions, parameters and methods used to estimate mineral reserves and resources, as well as data verification procedures and a general discussion of the extent to which the estimates may be affected by any known environmental, permitting, legal, title, taxation, socio-political, marketing or other relevant factors, Canadian investors should refer to the Technical Reports for each of Coeur’s properties as filed on SEDAR at www.sedar.com.

Non-U.S. GAAP Measures
We supplement the reporting of our financial information determined under United States generally accepted accounting principles (U.S. GAAP) with certain non-U.S. GAAP financial measures, including EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), costs applicable to sales per silver equivalent ounce (or per gold equivalent ounce or per average spot silver equivalent ounce), adjusted costs applicable to sales per silver equivalent ounce (or per gold equivalent ounce or per average spot silver equivalent ounce), adjusted costs applicable to sales per silver ounce (or per gold ounce), all-in sustaining costs, and adjusted all-in sustaining costs. We believe that these adjusted measures provide meaningful information to assist management, investors and analysts in understanding our financial results and assessing our prospects for future performance. We believe these adjusted financial measures are important indicators of our recurring operations because they exclude items that may not be indicative of, or are unrelated to our core operating results, and provide a better baseline for analyzing trends in our underlying businesses. We believe EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), costs applicable to sales per silver equivalent ounce (or per gold equivalent ounce or per average spot silver equivalent ounce), adjusted costs applicable to sales per silver equivalent ounce (or per gold equivalent ounce or per average spot silver equivalent ounce), adjusted costs applicable to sales per silver ounce (or per gold ounce), all-in sustaining costs, and adjusted all-in sustaining costs are important measures in assessing the Company’s overall financial performance. For additional explanation regarding our use of non-U.S. GAAP financial measures, please refer to our Form 10-K for the year ended December 31, 2017.

Notes

1.
EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), costs applicable to sales per silver equivalent ounce (or per gold equivalent ounce or per average spot silver equivalent ounce), adjusted costs applicable to sales per silver equivalent ounce (or per gold equivalent ounce or per average spot silver equivalent ounce), adjusted costs applicable to sales per silver ounce (or per gold ounce), all-in sustaining costs, and adjusted all-in sustaining costs are non-GAAP measures. Please see tables in the Appendix for the reconciliation to U.S. GAAP. Free cash flow is defined as cash flow from operating activities less capital expenditures and gold production royalty payments. Please see table in Appendix for the calculation of consolidated free cash flow. Silver and gold equivalence assumes a 60:1 silver-to-gold ratio, except where noted as average spot prices. Please see the table below for average applicable spot prices and corresponding ratios. Silver and zinc equivalence assumes a 0.06:1 silver-to-zinc ratio. Silver and lead equivalence assumes a 0.05:1 silver-to-lead ratio.

2.	Includes capital leases. Net of debt issuance costs and premium received.

3.
On February 28, 2018, Coeur divested the San Bartolomé mine through the sale of its 100%-owned Bolivian subsidiary. As a result, San Bartolomé is excluded from consolidated operating statistics for all periods presented unless otherwise noted.

Average Spot Prices

	2Q 2018	1Q 2018	4Q 2017	3Q 2017	2Q 2017
Average Silver Spot Price Per Ounce	$16.53	$16.77	$16.73	$16.84	$17.21
Average Gold Spot Price Per Ounce	$1,306	$1,329	$1,275	$1,278	$1,257
Average Silver to Gold Spot Equivalence	79:1	79:1	76:1	76:1	73:1

For Additional Information
Coeur Mining, Inc.
104 S. Michigan Avenue, Suite 900
Chicago, IL 60603
Attention: Investor Relations
Phone: (312) 489-5800
www.coeur.com

COEUR MINING, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
	In thousands, except share data
Revenue	$169,987	$149,540	$333,254	$335,094
COSTS AND EXPENSES
Costs applicable to sales(1)	108,246	102,229	207,586	216,719
Amortization	29,459	30,734	60,236	69,427
General and administrative	7,650	7,025	16,454	17,150
Exploration	6,429	7,813	13,112	13,065
Pre-development, reclamation, and other	3,620	4,085	7,845	7,922
Total costs and expenses	155,404	151,886	305,233	324,283
OTHER INCOME (EXPENSE), NET
Gain (loss) on debt extinguishment	—	(9,342)	—	(9,342)
Fair value adjustments, net	(2,462)	336	2,192	(864)
Interest expense, net of capitalized interest	(6,018)	(3,744)	(11,983)	(7,323)
Other, net	544	3,974	1,057	24,773
Total other income (expense), net	(7,936)	(8,776)	(8,734)	7,244
Income (loss) before income and mining taxes	6,647	(11,122)	19,287	18,055
Income and mining tax (expense) benefit	(3,717)	1,127	(15,666)	(9,751)
Income (loss) from continuing operations	$2,930	$(9,995)	$3,621	$8,304
Income (loss) from discontinued operations	—	(960)	550	(596)
NET INCOME (LOSS)	$2,930	$(10,955)	$4,171	$7,708
OTHER COMPREHENSIVE INCOME (LOSS), net of tax:
Unrealized gain (loss) on debt and equity securities	(87)	(18)	(365)	(2,200)
Reclassification adjustments for impairment of equity securities	—	305	—	426
Reclassification adjustments for realized (gain) loss on sale of equity securities	—	(203)	—	1,268
Other comprehensive income (loss)	(87)	84	(365)	(506)
COMPREHENSIVE INCOME (LOSS)	$2,843	$(10,871)	$3,806	$7,202

NET INCOME (LOSS) PER SHARE
Basic income (loss) per share:
Net income (loss) from continuing operations	$0.02	$(0.06)	$0.02	$0.05
Net income (loss) from discontinued operations	0.00	(0.01)	0.00	0.00
Basic(2)	$0.02	$(0.06)	$0.02	$0.04
Diluted income (loss) per share:
Net income (loss) from continuing operations	$0.02	$(0.06)	$0.02	$0.05
Net income (loss) from discontinued operations	0.00	(0.01)	0.00	0.00
Diluted(2)	$0.02	$(0.06)	$0.02	$0.04
(1) Excludes amortization.
(2) Due to rounding, the sum of net income per share from continuing operations and discontinued operations may not equal net income per share.

COEUR MINING, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
	In thousands
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$2,930	$(10,955)	$4,171	$7,708
(Income) loss from discontinued operations	—	960	(550)	596
Adjustments:
Amortization	29,459	30,734	60,236	69,427
Accretion	3,886	2,312	7,204	4,552
Deferred taxes	(1,265)	(3,636)	(811)	(1,052)
Loss (gain) on debt extinguishment	—	9,342	—	9,342
Fair value adjustments, net	2,462	(336)	(2,192)	864
Stock-based compensation	1,850	2,235	4,636	5,542
Gain on sale of the Joaquin project	—	—	—	(21,138)
Other	2,174	(3,421)	2,242	(5,317)
Changes in operating assets and liabilities:
Receivables	(8,888)	(2,215)	(10,579)	3,465
Prepaid expenses and other current assets	8,126	4,061	2,491	(845)
Inventory and ore on leach pads	(2,766)	(4,809)	(11,474)	10,362
Accounts payable and accrued liabilities	(39,262)	(167)	(41,127)	(15,466)
CASH PROVIDED BY OPERATING ACTIVITIES OF CONTINUING OPERATIONS	(1,294)	24,105	14,247	68,040
CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES OF DISCONTINUED OPERATIONS	—	5,175	(2,690)	16,510
CASH PROVIDED BY OPERATING ACTIVITIES	(1,294)	29,280	11,557	84,550
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(41,165)	(37,107)	(83,510)	(60,698)
Proceeds from the sale of assets	96	436	156	15,455
Purchase of investments	(39)	(8,948)	(400)	(9,964)
Sale of investments	11,141	898	12,760	10,918
Other	(33)	(52)	(98)	(66)
CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES OF CONTINUING OPERATIONS	(30,000)	(44,773)	(71,092)	(44,355)
CASH USED IN INVESTING ACTIVITIES OF DISCONTINUED OPERATIONS	—	(375)	(28,470)	(763)
CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(30,000)	(45,148)	(99,562)	(45,118)
CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of notes and bank borrowings, net of issuance costs	—	244,958	15,000	244,958
Payments on debt, capital leases, and associated costs	(4,373)	(188,910)	(22,822)	(192,116)
Other	(233)	(473)	(4,839)	(3,720)
CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES OF CONTINUING OPERATIONS	(4,606)	55,575	(12,661)	49,122
CASH USED IN FINANCING ACTIVITIES OF DISCONTINUED OPERATIONS	—	(21)	(22)	(41)
CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(4,606)	55,554	(12,683)	49,081
Effect of exchange rate changes on cash and cash equivalents	(175)	328	382	884
INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(36,075)	40,014	(100,306)	89,397
Less net cash provided by (used in) discontinued operations(1)	—	(338)	(32,930)	5,189
	(36,075)	40,352	(67,376)	84,208
Cash, cash equivalents and restricted cash at beginning of period	172,101	170,457	203,402	126,601
Cash, cash equivalents and restricted cash at end of period	$136,026	$210,809	$136,026	$210,809
(1) Less net cash provided by (used in) discontinued operations includes the following cash transactions: net subsidiary payments to parent company of $5,117 for the three months ended June 30, 2017 and $1,748 and $10,517 during the six months ended June 30, 2018 and 2017, respectively.

COEUR MINING, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2018 (unaudited)	December 31, 2017
ASSETS	In thousands, except share data
CURRENT ASSETS
Cash and cash equivalents	$123,539	$192,032
Receivables	40,759	19,069
Inventory	62,154	58,230
Ore on leach pads	75,261	73,752
Prepaid expenses and other	11,925	15,053
Assets held for sale	—	91,421
	313,638	449,557
NON-CURRENT ASSETS
Property, plant and equipment, net	273,337	254,737
Mining properties, net	861,379	829,569
Ore on leach pads	70,043	65,393
Restricted assets	21,635	20,847
Equity and debt securities	23,804	34,837
Receivables	53,046	28,750
Other	19,022	17,485
TOTAL ASSETS	$1,635,904	$1,701,175
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$53,428	$48,592
Accrued liabilities and other	61,664	94,930
Debt	21,745	30,753
Reclamation	3,777	3,777
Liabilities held for sale	—	50,677
	140,614	228,729
NON-CURRENT LIABILITIES
Debt	397,974	380,569
Reclamation	121,264	117,055
Deferred tax liabilities	102,626	105,148
Other long-term liabilities	54,655	54,697
	676,519	657,469
STOCKHOLDERS’ EQUITY
Common stock, par value $0.01 per share; authorized 300,000,000 shares, 187,074,029 issued and outstanding at June 30, 2018 and 185,637,724 at December 31, 2017	1,871	1,856
Additional paid-in capital	3,357,318	3,357,345
Accumulated other comprehensive income (loss)	(450)	2,519
Accumulated deficit	(2,539,968)	(2,546,743)
	818,771	814,977
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,635,904	$1,701,175

Adjusted EBITDA Reconciliation

(Dollars in thousands except per share amounts)	LTM 2Q 2018	2Q 2018	1Q 2018	4Q 2017	3Q 2017	LTM 2Q 2017	2Q 2017
Net income (loss)	$(4,856)	$2,930	$1,241	$7,625	$(16,652)	$68,959	$(10,955)
(Income) loss from discontinued operations, net of tax	11,098	—	(550)	6,724	4,924	(24,859)	960
Interest expense, net of capitalized interest	21,100	6,018	5,965	5,522	3,595	22,234	3,744
Income tax provision (benefit)	34,912	3,717	11,949	4,957	14,289	(26,137)	(1,126)
Amortization	137,359	29,459	30,777	44,722	32,401	124,094	30,733
EBITDA	199,613	42,124	49,382	69,550	38,557	164,291	23,356
Fair value adjustments, net	(2,192)	2,462	(4,654)	—	—	171	(336)
Impairment of equity and debt securities	—	—	—	—	—	1,109	305
Foreign exchange (gain) loss	4,690	3,309	670	672	39	3,153	(786)
Gain on sale of Joaquin project	—	—	—	—	—	(21,138)	—
(Gain) loss on sale of assets and securities	(1,897)	(586)	241	499	(2,051)	(5,570)	(513)
Gain on repurchase of Rochester royalty	—	—	—	—	—	(2,332)	(2,332)
Loss on debt extinguishment	—	—	—	—	—	30,707	9,342
Mexico inflation adjustment	(1,939)	(1,939)	—	—	—	—	—
Transaction costs	3,757	—	—	2,938	819	27	—
Interest income on notes receivables	(821)	(573)	(248)	—	—	—	—
Asset retirement obligation accretion	10,184	2,817	2,669	2,475	2,223	8,227	2,169
Inventory adjustments and write-downs	3,000	817	1,126	885	659	5,185	715
Adjusted EBITDA	$214,395	$48,431	$49,186	$77,019	$40,246	$183,830	$31,920
Revenue	$707,758	$169,987	$163,267	$214,585	$159,919	$623,060	$149,540
Adjusted EBITDA Margin	30%	28%	30%	36%	25%	30%	21%

Adjusted Net Income (Loss) Reconciliation

(Dollars in thousands except per share amounts)	2Q 2018	1Q 2018	4Q 2017	3Q 2017	2Q 2017
Net income (loss)	$2,930	$1,241	$7,625	$(16,652)	$(10,955)
(Income) loss from discontinued operations, net of tax	—	(550)	6,724	4,924	960
Fair value adjustments, net	2,462	(4,654)	—	—	(336)
Impairment of equity and debt securities	—	—	—	—	305
(Gain) loss on sale of assets and securities	(586)	241	499	(2,051)	(513)
Gain on repurchase of Rochester royalty	—	—	—	—	(2,332)
(Gain) loss on debt extinguishment	—	—	—	—	9,342
Mexico inflation adjustment	(1,939)	—	—	—	—
Transaction costs	—	—	2,938	819	—
Interest income on notes receivables	(573)	(248)	—	—	—
Foreign exchange loss (gain)	(1,233)	4,312	(3,643)	(1,392)	2,186
Tax effect of adjustments(1)	—	—	—	(991)	—
Adjusted net income (loss)	$1,061	$342	$14,143	$(15,343)	$(1,343)

Adjusted net income (loss) per share - Basic	$0.01	$0.00	$0.08	$(0.09)	$(0.01)
Adjusted net income (loss) per share - Diluted	$0.01	$0.00	$0.08	$(0.09)	$(0.01)

Consolidated Free Cash Flow Reconciliation

(Dollars in thousands)	2Q 2018	1Q 2018	4Q 2017	3Q 2017	2Q 2017
Cash flow from continuing operations	$(1,294)	$15,541	$91,811	$37,308	$24,105
Capital expenditures from continuing operations	41,165	42,345	47,054	28,982	37,107
Free cash flow	(42,459)	(26,804)	44,757	8,326	(13,002)

Reconciliation of All-in Sustaining Costs per Silver Equivalent Ounce
for Three Months Ended June 30, 2018

	Silver			Gold			Total
In thousands except per ounce amounts	Palmarejo	Rochester	Total	Kensington	Wharf	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$44,943	$29,244	$74,187	$40,668	$22,611	$63,279	$137,466
Amortization	14,633	4,793	19,426	6,441	3,353	9,794	29,220
Costs applicable to sales	$30,310	$24,451	$54,761	$34,227	$19,258	$53,485	$108,246
Silver equivalent ounces sold	3,964,208	1,819,072	5,783,280				8,870,100
Gold equivalent ounces sold				28,165	23,282	51,447
Costs applicable to sales per ounce	$7.65	$13.44	$9.47	$1,215	$827	$1,040	$12.20
Inventory adjustments	(0.01)	(0.08)	(0.03)	(20)	(3)	(12)	(0.09)
Adjusted costs applicable to sales per ounce	$7.64	$13.36	$9.44	$1,195	$824	$1,028	$12.11

Costs applicable to sales per average spot ounce	$6.65	$11.94	$8.29				$10.15
Inventory adjustments	(0.01)	(0.07)	(0.03)				(0.08)
Adjusted costs applicable to sales per average spot ounce	$6.64	$11.87	$8.26				$10.07

Costs applicable to sales							$108,246
Treatment and refining costs							1,046
Sustaining capital							28,571
General and administrative							7,650
Exploration							6,429
Reclamation							4,667
Project/pre-development costs							517
All-in sustaining costs							$157,126
Silver equivalent ounces sold							5,783,280
Kensington and Wharf silver equivalent ounces sold							3,086,820
Consolidated silver equivalent ounces sold							8,870,100
All-in sustaining costs per silver equivalent ounce							$17.71
Inventory adjustments							$(0.09)
Adjusted all-in sustaining costs per silver equivalent ounce							$17.62

Consolidated silver equivalent ounces sold (average spot)							10,667,255
All-in sustaining costs per average spot silver equivalent ounce							$14.73
Inventory adjustments							$(0.08)
Adjusted all-in sustaining costs per average spot silver equivalent ounce							$14.65

Reconciliation of All-in Sustaining Costs per Silver Equivalent Ounce
for Three Months Ended March 31, 2018

	Silver			Gold			Total
In thousands except per ounce amounts	Palmarejo	Rochester	Total	Kensington	Wharf	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$47,421	$29,136	$76,557	$35,347	$17,966	$53,313	$129,870
Amortization	16,325	4,831	21,156	6,717	2,657	9,374	30,530
Costs applicable to sales	$31,096	$24,305	$55,401	$28,630	$15,309	$43,939	$99,340
Silver equivalent ounces sold	3,883,983	1,789,007	5,672,990				8,390,090
Gold equivalent ounces sold				27,763	17,522	45,285
Costs applicable to sales per ounce	$8.01	$13.59	$9.77	$1,031	$874	$970	$11.84
Inventory adjustments	—	(0.26)	(0.08)	(21)	(4)	(15)	(0.13)
Adjusted costs applicable to sales per ounce	$8.01	$13.33	$9.69	$1,010	$870	$955	$11.71

Costs applicable to sales per average spot ounce	$6.94	$12.13	$8.55				$9.87
Inventory adjustments	—	(0.24)	(0.07)				(0.11)
Adjusted costs applicable to sales per average spot ounce	$6.94	$11.89	$8.48				$9.76

Costs applicable to sales							$99,340
Treatment and refining costs							1,195
Sustaining capital							23,389
General and administrative							8,804
Exploration							6,683
Reclamation							4,532
Project/pre-development costs							1,421
All-in sustaining costs							$145,364
Silver equivalent ounces sold							5,672,990
Kensington and Wharf silver equivalent ounces sold							2,717,100
Consolidated silver equivalent ounces sold							8,390,090
All-in sustaining costs per silver equivalent ounce							$17.33
Inventory adjustments							$(0.13)
Adjusted all-in sustaining costs per silver equivalent ounce							$17.20

Consolidated silver equivalent ounces sold (average spot)							10,066,759
All-in sustaining costs per average spot silver equivalent ounce							$14.44
Inventory adjustments							$(0.11)
Adjusted all-in sustaining costs per average spot silver equivalent ounce							$14.33

Reconciliation of All-in Sustaining Costs per Silver Equivalent Ounce
for Three Months Ended December 31, 2017

	Silver				Gold			Total
In thousands except per ounce amounts	Palmarejo	Rochester	Endeavor	Total	Kensington	Wharf	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$58,775	$41,006	$—	$99,781	$42,640	$24,033	$66,673	$166,454
Amortization	22,749	6,960	—	29,709	10,633	4,129	14,762	44,471
Costs applicable to sales	$36,026	$34,046	$—	$70,072	$32,007	$19,904	$51,911	$121,983
Silver equivalent ounces sold	4,680,802	2,657,975	—	7,338,777				11,232,057
Gold equivalent ounces sold					35,633	29,255	64,888
Costs applicable to sales per ounce	$7.70	$12.81	$—	$9.55	$898	$680	$800	$10.86
Inventory adjustments	(0.16)	(0.04)	—	(0.12)	(2)	2	—	(0.08)
Adjusted costs applicable to sales per ounce	$7.54	$12.77	$—	$9.43	$896	$682	$800	$10.78

Costs applicable to sales per average spot ounce	$6.78	$11.41		$8.45				$9.21
Inventory adjustments	(0.14)	(0.04)		(0.10)				(0.07)
Adjusted costs applicable to sales per average spot ounce	$6.64	$11.37		$8.35				$9.14

Costs applicable to sales								$121,983
Treatment and refining costs								1,600
Sustaining capital								18,520
General and administrative								9,120
Exploration								7,455
Reclamation								4,075
Project/pre-development costs								578
All-in sustaining costs								$163,331
Silver equivalent ounces sold								7,338,777
Kensington and Wharf silver equivalent ounces sold								3,893,280
Consolidated silver equivalent ounces sold								11,232,057
All-in sustaining costs per silver equivalent ounce								$14.53
Inventory adjustments								$(0.08)
Adjusted all-in sustaining costs per silver equivalent ounce								$14.45

Consolidated silver equivalent ounces sold (average spot)								13,246,634
All-in sustaining costs per average spot silver equivalent ounce								$12.33
Inventory adjustments								$(0.07)
Adjusted all-in sustaining costs per average spot silver equivalent ounce								$12.26

Reconciliation of All-in Sustaining Costs per Silver Equivalent Ounce
for Three Months Ended September 30, 2017

	Silver				Gold			Total
In thousands except per ounce amounts	Palmarejo	Rochester	Endeavor	Total	Kensington	Wharf	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$49,669	$27,866	$59	$77,594	$35,522	$20,553	$56,075	$133,669
Amortization	16,414	4,591	20	21,025	7,864	3,223	11,087	32,112
Costs applicable to sales	$33,255	$23,275	$39	$56,569	$27,658	$17,330	$44,988	$101,557
Silver equivalent ounces sold	3,386,963	1,673,704	8,027	5,068,694				8,264,174
Gold equivalent ounces sold					29,173	24,085	53,258
Costs applicable to sales per ounce	$9.82	$13.91	$4.86	$11.16	$948	$720	$845	$12.29
Inventory adjustments	(0.06)	(0.22)	—	(0.11)	(2)	(1)	(2)	(0.08)
Adjusted costs applicable to sales per ounce	$9.76	$13.69	$4.86	$11.05	$946	$719	$843	$12.21

Costs applicable to sales per average spot ounce	$8.73	$12.66		$10.00				$10.47
Inventory adjustments	(0.05)	(0.20)		(0.10)				(0.07)
Adjusted costs applicable to sales per average spot ounce	$8.68	$12.46		$9.90				$10.40

Costs applicable to sales								$101,557
Treatment and refining costs								1,408
Sustaining capital								18,126
General and administrative								7,345
Exploration								9,792
Reclamation								3,915
Project/pre-development costs								1,979
All-in sustaining costs								$144,122
Silver equivalent ounces sold								5,068,694
Kensington and Wharf silver equivalent ounces sold								3,195,480
Consolidated silver equivalent ounces sold								8,264,174
All-in sustaining costs per silver equivalent ounce								$17.43
Inventory adjustments								$(0.08)
Adjusted all-in sustaining costs per silver equivalent ounce								$17.35

Consolidated silver equivalent ounces sold (average spot)								9,698,654
All-in sustaining costs per average spot silver equivalent ounce								$14.86
Inventory adjustments								$(0.07)
Adjusted all-in sustaining costs per average spot silver equivalent ounce								$14.79

Reconciliation of All-in Sustaining Costs per Silver Equivalent Ounce
for Three Months Ended June 30, 2017

	Silver				Gold			Total
In thousands except per ounce amounts	Palmarejo	Rochester	Endeavor	Total	Kensington	Wharf	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$48,325	$29,099	$586	$78,010	$36,335	$18,317	$54,652	$132,662
Amortization	14,431	4,938	168	19,537	8,347	2,549	10,896	30,433
Costs applicable to sales	$33,894	$24,161	$418	$58,473	$27,988	$15,768	$43,756	$102,229
Silver equivalent ounces sold	2,995,623	1,774,000	59,234	4,828,857				7,860,417
Gold equivalent ounces sold					29,031	21,495	50,526
Costs applicable to sales per ounce	$11.31	$13.62	$7.06	$12.11	$964	$734	$866	$13.01
Inventory adjustments	(0.10)	(0.08)	—	(0.09)	(12)	3	(6)	(0.09)
Adjusted costs applicable to sales per ounce	$11.21	$13.54	$7.06	$12.02	$952	$737	$860	$12.92

Costs applicable to sales per average spot ounce	$10.20	$12.63		$11.04				$11.38
Inventory adjustments	(0.09)	(0.07)		(0.08)				(0.08)
Adjusted costs applicable to sales per average spot ounce	$10.11	$12.56		$10.96				$11.30

Costs applicable to sales								$102,229
Treatment and refining costs								1,288
Sustaining capital								17,173
General and administrative								7,025
Exploration								7,813
Reclamation								3,581
Project/pre-development costs								1,677
All-in sustaining costs								$140,786
Silver equivalent ounces sold								4,828,857
Kensington and Wharf silver equivalent ounces sold								3,031,560
Consolidated silver equivalent ounces sold								7,860,417
All-in sustaining costs per silver equivalent ounce								$17.90
Inventory adjustments								$(0.09)
Adjusted all-in sustaining costs per silver equivalent ounce								$17.81

Consolidated silver equivalent ounces sold (average spot)								8,990,166
All-in sustaining costs per average spot silver equivalent ounce								$15.66
Inventory adjustments								$(0.08)
Adjusted all-in sustaining costs per average spot silver equivalent ounce								$15.58

Reconciliation of All-in Sustaining Costs per 60:1 Silver Equivalent Ounce
for 2018 Guidance

	Silver				Gold
In thousands except per ounce amounts	Palmarejo	Rochester	Silvertip	Total Silver	Kensington	Wharf	Total Gold	Total Combined
Costs applicable to sales, including amortization (U.S. GAAP)	$200,000	$116,300	$55,600	$371,900	$146,100	$89,700	$235,800	$607,700
Amortization	65,000	18,900	14,000	97,900	40,400	12,100	52,500	150,400
Costs applicable to sales	$135,000	$97,400	$41,600	$274,000	$105,700	$77,600	$183,300	$457,300
Silver equivalent ounces sold	14,800,000	7,300,000	2,700,000	24,800,000				37,100,000
Gold equivalent ounces sold					117,500	87,500	205,000
Costs applicable to sales per ounce	$9.00 - $9.50	$13.25 - $13.75	$15.00 - $15.50		$900 - $950	$850 - $900

Costs applicable to sales								$457,300
Treatment and refining costs								9,000
Sustaining capital, including capital lease payments								105,000
General and administrative								33,000
Exploration								26,000
Reclamation								15,700
Project/pre-development costs								2,900
All-in sustaining costs								$648,900
Silver equivalent ounces sold								24,800,000
Kensington and Wharf silver equivalent ounces sold								12,300,000
Consolidated silver equivalent ounces sold								37,100,000
All-in sustaining costs per silver equivalent ounce								$17.25 - $17.75

Reconciliation of All-in Sustaining Costs per Spot Silver Equivalent Ounce
for 2018 Guidance

	Silver				Gold
In thousands except per ounce amounts	Palmarejo	Rochester	Silvertip	Total Silver	Kensington	Wharf	Total Gold	Total Combined
Costs applicable to sales, including amortization (U.S. GAAP)	$200,000	$116,300	$55,600	$371,900	$146,100	$89,700	$235,800	$607,700
Amortization	65,000	18,900	14,000	97,900	40,400	12,100	52,500	150,400
Costs applicable to sales	$135,000	$97,400	$41,600	$274,000	$105,700	$77,600	$183,300	$457,300
Silver equivalent ounces sold	16,400,000	8,012,500	3,350,000	27,762,500				43,137,500
Gold equivalent ounces sold					117,500	87,500	205,000
Costs applicable to sales per ounce	$8.00 - $8.50	$12.00 - $12.50	$12.00 - $12.50		$900 - $950	$850 - $900

Costs applicable to sales								$457,300
Treatment and refining costs								9,000
Sustaining capital, including capital lease payments								105,000
General and administrative								33,000
Exploration								26,000
Reclamation								15,700
Project/pre-development costs								2,900
All-in sustaining costs								$648,900
Silver equivalent ounces sold								27,762,500
Kensington and Wharf silver equivalent ounces sold								15,375,000
Consolidated silver equivalent ounces sold								43,137,500
All-in sustaining costs per silver equivalent ounce								$14.75 - $15.25